Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Affective Amendment No.1 to Registration Statement No. 333-143532 of BlackRock Large Cap Series Funds, Inc. on Form N-14 of our report dated November 22, 2006, appearing in the 2006 Annual Report of BlackRock Funds Equity Portfolios on Form N-CSR, relating to the Investment Trust, Legacy, Mid-Cap Value Equity, Mid-Cap Growth Equity, Aurora, Small/Mid-Cap Growth, Small Cap Value Equity, Small Cap Core Equity, Small Cap Growth Equity, Global Science & Technology Opportunities, Global Resources, All-Cap Global Resources, Health Sciences Opportunities (formerly Health Sciences), U.S. Opportunities, Global Opportunities, International Opportunities, and Asset Allocation Portfolios, for the period ended September 30, 2006. We also consent to the reference to us under the heading “Other Service Providers” in the Combined Prospectus/Proxy Statement which is a part of such Registration Statement.

Deloitte & Touche LLP
Philadelphia, Pennsylvania
July 17, 2007